Exhibit 99.1

 Eagle Broadband Names Eric I. Blachno as New Chief Financial Officer

    HOUSTON--(BUSINESS WIRE)--Nov. 9, 2004--

  Veteran of Wall Street, Technology & Telecommunications Industries
            Is Key Management Addition that will Help Drive
              Corporate Expansion & Next Level of Growth

    Eagle Broadband, Inc. (AMEX:EAG), a leading provider of broadband, Internet Protocol (IP) and satellite communications technology and services, announced today the appointment of Eric I. Blachno as chief financial officer effective immediately. Mr. Blachno, formerly with IBM, Bear Stearns and Luminent, assumes the position from current chief financial officer Richard Royall who is resigning to pursue other interests.
    Blachno brings almost two decades of financial and management leadership and Wall Street, technology and telecommunications industry experience with both Fortune 500 and emerging growth companies. Most recently he served as vice president of finance and chief financial officer at Cascade Microtech, a manufacturer of semiconductor equipment, where he helped lead the company to profitability while managing the financial, accounting and treasury functions. Prior to Cascade Microtech, Blachno served as vice president of finance and chief financial officer at Luminent, Inc., a leading provider of fiber optic components where he was responsible for corporate strategy as well as all financial, accounting, treasury and investor relations functions. While at Luminent he took the company public with a $144 million IPO and profitably scaled the business from $60 million to a $200 million revenue run rate within two years until the company's merger with MRV Communications.
    Prior to his senior financial management positions at Cascade Microtech and Luminent, Blachno served as managing director at technology and healthcare investment banking firm PMG Capital Corporation, where he led the company's technology group and communications equipment equity research. Prior to PMG, he was managing director and senior communications equipment equity analyst for Bear Stearns & Co., Inc. Before his Wall Street career, Blachno worked for nearly a decade at IBM where he held a variety of management positions in finance, sales, marketing, corporate strategy and software development. He holds an MBA in finance from the Wharton School, University of Pennsylvania, an MS in Telecommunications from Pace University, and a BS in Computer Science from the University of Florida.
    "We are very pleased to have attracted such a solid financial executive to join Eagle's executive management team," said Dave Weisman, CEO of Eagle Broadband. "With a proven track record of profitably building growth companies, Eric brings a unique combination of financial, telecommunications and technology industry experience, with a well-respected reputation on Wall Street. I am confident Eric can provide Eagle with strong financial leadership and help drive the next phase of the company's growth while enhancing our communications with shareholders and maximizing visibility for the company within the investment community."
    "I am delighted to join the Eagle Broadband team and very excited about the significant growth opportunities the company has in its broadband, set-top box and satellite communications businesses," said Eric Blachno. "Over the last year, Eagle has made considerable progress in refocusing the company on high-growth markets with the greatest revenue and profit potential. The company is very well positioned and I look forward to capitalizing on the market momentum the company has built and to achieving the company's aggressive business objectives."

    About Eagle Broadband

    Eagle Broadband is a leading provider of broadband and communications technology and services. The company's product offerings include an exclusive "four-play" suite of Bundled Digital Services (BDS(SM)) with high-speed Internet, cable TV, telephone and security monitoring, and a turnkey suite of financing, network design, operational and support services that enables municipalities, utilities, real estate developers, hotels, multi-tenant owners and service providers to deliver exceptional value, state-of-the-art entertainment and communications choices and single-bill convenience to their residential and business customers. Eagle offers the HDTV-ready Media Pro IP set-top box product line that enables hotel operators and service providers to maximize revenues by offering state-of-the-art in-room entertainment and video services. The company also develops and markets the exclusive SatMAX(TM) satellite communications system that allows government, military, homeland security, aviation, maritime and enterprise customers to deliver reliable, non-line-of-sight, voice and data communications services via the Iridium satellite network from any location on Earth. The company is headquartered in Houston, Texas. For more information, please visit www.eaglebroadband.com or call 281-538-6000.

    Forward-looking statements in this release regarding Eagle Broadband, Inc., are made pursuant to the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. Investors are cautioned that such forward-looking statements involve risks and uncertainties, including, without limitation, continued acceptance of the company's products, increased levels of competition, new products and technological changes, the company's dependence upon third-party suppliers, intellectual property rights, and other risks detailed from time to time in the company's periodic reports filed with the Securities and Exchange Commission.

    CONTACT: Eagle Broadband, Houston
             Clareen O'Quinn, 800-628-3910 or 281-538-6000
             coquinn@eaglebroadband.com
             or
             Press & Media Relations:
             CWR & Partners
             Ronnie Welch, 508-222-4802
             ronnie@cwrpartners.com
             or
             Investor Relations:
             The Ruth Group
             David Pasquale, 646-536-7006
             dpasquale@theruthgroup.com
             or
             Denise Roche, 646-536-7008